UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2008

TransDigm Group Incorporated

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-130483

(Commission File Number)

51-0484716

(IRS Employer Identification No.)

1301 East 9th Street, Suite 3710, Cleveland, Ohio	44114
(Address of principal executive offices)	(Zip Code)

(216) 706-2939

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants’ under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Contract

On November 17, 2008, the Compensation Committee of the Company granted Company employees an aggregate of 2,815,000 options to purchase common stock pursuant to the Company’s 2008 equity incentive program under the Company’s 2006 Stock Incentive Plan. In addition, the Board of Directors of the Company granted non-employee directors an aggregate of 95,400 options to purchase common stock on terms consistent with the Company’s 2008 equity incentive program under the 2006 Stock Incentive Plan. The form of stock option award agreement is attached hereto as Exhibit 10.1.

The form of stock option award agreement attached hereto differs from the form of stock option award agreement attached to the Company’s proxy statement mailed in June 2008 in connection with the Company’s special meeting of stockholders on July 29, 2008. Following the Company’s special meeting and in light of stock market performance and the recent volatility of the stock market, the Board of Directors of the Company determined to eliminate the portion of the options dependent on the Company’s stock price and also eliminate time vested options. The elimination of market performance vested options was based on the realization that there may be a significant disparity between the Company’s operating performance and the Company’s stock price and the fact that the value of the options is ultimately dependent on the Company’s stock price in the markets. The end result is that 100% of the options under the 2008 equity incentive program will vest based on the Company’s achievement of established operating performance goals. Relying heavily on stock price targets for vesting is not necessary in order to achieve alignment with stockholders. The Board of Directors believes that increasing the operating performance vesting component of the options would serve to better focus management on the factors over which they have control. Thus, the form of stock option agreement under the 2008 equity incentive program has been revised to provide that all options vest based upon achievement of operating performance goals.

In addition, the Board of Directors approved adding a provision to the option agreements for sixteen of the optionees, including all of our executive officers and operating unit presidents, to gross up any payments that would be deemed to be “excess parachute payments” under Section 280G of the Internal Revenue Code in connection with the acceleration of options upon a change in control.

Item 9.01	Financial Statements and Exhibits

Exhibit No. 10.1	Form of Stock Option Agreement under 2008 equity incentive program under 2006 Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM GROUP INCORPORATED

By:	/s/ Gregory Rufus
Gregory Rufus Executive Vice President and Chief Financial Officer

Date: November 21, 2008

Exhibit Index

Exhibit No. 10.1	Form of Stock Option Agreement under 2008 equity incentive program under 2006 Stock Incentive Plan